SCHEDULE 14C INFORMATION STATEMENT

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934
                       (Amendment No. __)


Check the appropriate box:

[X]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]  Definitive Information Statement


                        BACH-HAUSER, INC.
        (Name of Registrant as Specified In Its Charter)


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[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ]  Fee Paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
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                        BACH-HAUSER, INC.
                         1561 Highway 3
                    Cayuga, Ontario  N0A 1E0


                      INFORMATION STATEMENT


     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                     NOT TO SEND US A PROXY


This Information Statement is being mailed on or about October 25, 2004 to the shareholders of record of Bach-Hauser, Inc., a Nevada corporation (the "Company") at the close of business on October 14, 2004 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to our shareholders to inform you of the adoption of resolutions by written consent of a limited number of shareholders holding a majority of the voting power of our securities. The resolutions adopted by such holders of a majority of the voting power (the "Majority Shareholders") give us the authority to take the following actions:

1. To increase the number of authorized shares of common stock from 41,666,667 shares to 300,000,000 shares.

2. To create 50,000,000 authorized shares of preferred stock.

3. To amend and restate the Articles of Incorporation to include the amendments stated above and to elect not to be governed by (i) Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes (the share control law or business combination laws), and (ii) Sections 78.2055 and 78.207 of the Nevada Revised Statutes which requires shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in or to the number of shares of the class or series subject to the split.

In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors accepted the actions taken by majority consent of the shareholders as an act of the Company pursuant to Section 787.32 of the Nevada Revised Statutes and adopted resolutions authorizing the actions.

General
-------

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

                              1

The Company will only deliver one Information Statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

Bach-Hauser, Inc.
1561 Highway 3
Cayuga, Ontario N0A 1E0
Attn:  Shareholder Relations


Outstanding Shares and Voting Rights
------------------------------------

As of the close of business on October 14, 2004, the Record Date for shares entitled to notice of and to sign written consents, there were 35,609,392 shares of our common stock outstanding. Each share of common stock is entitled to one vote for each share held. Majority Shareholders owning 61% of the voting power have executed a written consent in favor of the actions described above. This consent will satisfy the shareholder approval requirement for the proposed actions. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to our shareholders. The Company anticipates that the actions contemplated herein will not be effected until we file with the Nevada Secretary of State on or about the close of business on November 12, 2004.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon
------------------------------------------------------------------------

No officer or director will receive any direct or indirect benefit from the Company's proposed amendments. No officer or director or any person has notified the Company that it intends to oppose the Company's amendments to its Articles of Incorporation.

Furnishing Information
----------------------

This Information Statement is being furnished to all holders of common stock of the Company on the Record Date. The Form 10-KSB for the year ending December 31, 2003 and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters' Rights of Appraisal
-------------------------------

There is no provision in the Nevada Revised Statutes or in our Articles of Incorporation or Bylaws, providing our shareholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the implementation of any of the actions described in this Information Statement.

                                2


Proposals by Security Holders
-----------------------------

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------

The following table sets forth information as of October 14, 2004 with respect to the beneficial ownership of common stock by each person who to the knowledge of the Company beneficially owned or had the right to acquire more than 5% of the outstanding common stock. Unless otherwise indicated, beneficial ownership is direct and the persons indicated have sole voting and investment power. As of October 14, 2004, there were 35,609,392 shares outstanding.

                                      Number            Percent
Name of Beneficial Owner (1)        of Shares          of Class
----------------------------        ---------          --------
Seijin Ki                           3,500,000            9.8%
Stewart Goldstein                   3,100,000            8.7%
David Schild                        2,900,000            8.1%
Betty Castiglione                   3,100,000            8.7%
Tony Papa                           3,300,000            9.3%
Harry Ki                            2,850,000            8.0%
Sandy DaCosta                       2,970,000            8.3%

(1)  The address of each person is care of the Company.

The following table sets forth information as of October 14, 2004 with respect to the beneficial ownership of common stock by all directors, each executive officer and directors and executive officers of the Company as a group.


Name of Beneficial     Position with         Number of     Percent
Owner                  Company                Shares       of Class
------------------     -----------------     ---------     --------
Peter Preston          Chief Executive        166,667          *
                       and Financial
                       Officer,
                       President,
                       Secretary,
                       Treasurer, and
                       Director

Russell Heaton         Director               166,667          *

All Directors and                             333,334          *
Officers as a Group
(2 persons)

*  Less than 1%

                               3


                            ACTION 1
               INCREASE IN AUTHORIZED COMMON STOCK

Effective at the opening of the market on September 15, 2004, we implemented a one for six reverse stock split of our common stock. The reverse stock split was approved by our Board of Directors. In connection with implementing the reverse stock split, we filed a Certificate of Change Pursuant to NRS 78.209 with the Nevada Secretary of State which, effective September 15, 2004, reduced the number of authorized shares of common stock from 250,000,000 to 41,666,667 and correspondingly reduced the number of issued and outstanding shares of common stock from 135,656,013 to approximately 22,634,392, subject to rounding.

We utilized a provision under Nevada law which permits a company, without shareholder approval, to increase or decrease the number of its issued and outstanding securities providing that it concurrently and on the same pro-rata basis increases or decreases its authorized shares of the same class of securities. Therefore, the one for six reverse stock split not only reduced the number of issued and outstanding shares of our common stock, it also reduced the number of authorized shares.

The effect of the reverse split has reduced the number of authorized shares of common stock below a level which is necessary to provide us with flexibility to issue shares in possible mergers, acquisitions or other business combinations, future financings equity incentive plans or other corporate purposes which may be identified in the future by the Board of Directors.

Although the increase in the authorized number of shares of common stock, will not, in and of itself, have an immediate effect on the rights of our shareholders, any future issuance(s) of additional shares could affect our shareholders in a number of respects, including, but not limited to, diluting the voting power of the current holders of our common stock, and diluting the earnings per share and book value per share of our common stock at such time. In addition, the issuance of additional shares of common stock could adversely affect the market price of our common stock.


                            ACTION 2
                CREATE AUTHORIZED PREFERRED STOCK

The Board of Directors and Majority Shareholders have determined that it would be in the best interest of the Company to amend its Articles of Incorporation and create 50,000,000 authorized shares of preferred stock with a par value of $0.001 per share to provide greater flexibility with respect to the Company's capital structure for purposes such as stock based acquisitions.

The Preferred Stock may be divided into and issued in series. Without additional shareholder approval, the Board of Directors of the Company shall be authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. In addition, the Board of Directors of the Company shall be authorized, within any limitations prescribed by law, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock, including but not limited to the following:

                                4


   (a) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

   (b) Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

   (c) The amount payable upon shares in the event of voluntary or involuntary liquidation;

   (d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

   (e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

   (f) Voting powers, if any provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

   (g) Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Company may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

There are currently no plans, arrangements, commitments or understandings for the issuance of preferred shares.


                            ACTION 3
                AMENDMENT AND RESTATEMENT OF THE
                    ARTICLES OF INCORPORATION

The Board of Directors and the Majority Shareholders unanimously adopted and approved the amendment and restatement of the Company's Articles of Incorporation (the "Amendment and Restatement") to include the amendments described above and to elect not to be governed by
(i) Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes (the share control law or business combination laws), which may hinder the Company's ability to acquire or merge with other businesses, and (ii) Sections 78.2055 and 78.207 of the Nevada Revised Statutes which require shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in or to the number of shares of the class or series subject to the split.

The Amendment and Restatement is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Information Statement. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's stock.

                               5

Conclusion
----------

The Board of Directors and the Majority Shareholders believe that the financial flexibility offered by the proposed Amendments to our Articles of Incorporation outweigh the disadvantages that they may have, and that it is in the best interest of the Company and its shareholders to have shares of preferred stock and additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking shareholder approval unless required by law.

We anticipate filing the Amended and Restated Articles of Incorporation with the Nevada Secretary of State substantially in the form attached as Exhibit A to this Information Statement on or about November 12, 2004.

By Order of the Board of Directors

/s/ Peter Preston
-----------------
Peter Preston
President, Chief Executive and
Financial Officer and Director

October 14, 2004


                                6


                            EXHIBIT A
                            ---------

         AMENDED AND RESTATED ARTICLES OF INCORPORATION
                               OF
                        BACH-HAUSER, INC.

Bach-Hauser, Inc., a corporation organized under the laws of the State of Nevada on October 10, 1995 (the "Corporation"), hereby amends and restates its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes Sections 78.385, 78.390 and 78.403.1.

The Articles of Incorporation of the Corporation are hereby amended and restated as follows:

Article One: The name of this Corporation is:

                        Bach-Hauser, Inc.

Article Two: The principal office is to be located at:

                         1561 Highway 3
                    Cayuga, Ontario  N0A 1E0

  This Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

Article Three: This Corporation may engage in any lawful activity.

Article Four: This Corporation is authorized to issue two classes of capital stock, referred to as Common Stock and Preferred Stock, each with par value of $0.001 per share. This Corporation shall be authorized to issue a maximum of three hundred million (300,000,000) shares of Common Stock, and a maximum of fifty million (50,000,000) shares of Preferred Stock.

  A. The holders of stock designated "Common Stock" are entitled to one (1) vote for each share held. The Board of Directors may issue the Common Stock from time-to-time.

  B. The Board of Directors is hereby authorized to provide for the issuance of Preferred Stock in one or more series, and may determine and state the designations, preferences, limitations, terms, and rights associated with each series of Preferred Stock, without additional shareholder approval.

  C. This Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

                              A-1

  D. In addition, this Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and 78.207 of the Nevada Revised Statutes (as the same may be amended, superseded, or replaced by any successor section, statute, or provision) requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of authorized shares of the class or series subject to the forward or reverse split so that, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation's securities without corresponding increases or decreases in and to the number of authorized shares of the class or series subject to the forward or reverse split.

  E. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this Article Four, shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 of the Nevada Revised Statutes, occurring prior to such amendment or repeal.

Article Five: No Director or Officer of this Corporation shall be liable to this Corporation or its stockholders for any breach of fiduciary duty as Officer or Director of this Corporation. This provision shall not affect liability for acts or omissions that involve intentional misconduct, fraud, a knowing violation or law, or the payment of dividends in violation of Section
  78.300 of the Nevada Revised Statutes.

  All expenses incurred by Officers or Directors in defending a civil or criminal action, suit, or proceeding, must be paid by this Corporation as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of this Corporation.

  The members of the governing Board shall be styled Directors, and the number of Directors shall not be less than one (1) pursuant to the terms of Section 78.115 of the Nevada Revised
  Statutes.

  The number of Directors of this Corporation may from time to time be increased or decreased as set forth hereinabove by an amendment to the By-Laws in that regard, and without the necessity of amending these Articles of Incorporation. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

Article Six: The capital stock of this Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of this Corporation.

                             A-2


Article Seven: This Corporation shall have perpetual existence.

Article Eight: No holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of this Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

The foregoing amendment and restatement of the Articles of Incorporation was duly adopted by stockholders representing 61% of the outstanding shares of the Corporation entitled to vote thereon pursuant to shareholder action taken in lieu of a shareholder meeting, as authorized under Nevada Revised Statutes
Section 78.320.2.

IN WITNESS WHEREOF, I have hereunto set my hand this 14th day of October, 2004.

                                   /s/ Peter Preston, President



                              A-3